NEWS RELEASE

FOR IMMEDIATE RELEASE  March 29, 2017

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www.versar.com

VERSAR, INC. PRESENTATION AT SIDOTI & COMPANY SPRING 2017 CONVENTION AND RECEIPT OF AUDIT OPINION WITH GOING CONCERN EXPLANATION

Springfield, VA – March 29, 2017 ? As previously announced on March 16, 2017, Versar, Inc. (NYSE MKT:VSR; the "Company" or "Versar") today announced that it will be presenting at the Sidoti & Company Spring 2017 Convention today at 1:15 PM EDT / 10:15 AM PDT. Tony Otten, CEO of Versar, Inc., will be presenting the most recently reported financial results for the fiscal year ended July 1, 2016 and the Company's business outlook, as well as meeting with investors. Mr. Otten?s presentation has been filed with the Securities and Exchange Commission on Form 8-K. Visit http://www.sidoti.com/events/ for more information.

Further, the NYSE MKT Company Guide Section 610(b) requires public announcement through the news media disclosing the receipt of an audit opinion containing a going concern explanation. As previously disclosed in its Annual Report on Form 10-K for the fiscal year ended July 1, 2016, which was filed with the Securities and Exchange Commission on March 28, 2017, the audited financial statements of the Company contained a going concern explanatory paragraph in the audit opinion from its independent registered public accounting firm. This announcement does not represent any change or amendment to the Company's consolidated financial statements or to its Annual Report on Form 10-K for the fiscal year ended July 1, 2016.

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly-traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, and professional services market areas.

VERSAR operates the following websites: www.versar.com and www.versarpps.com.

Find out more about VERSAR at

https://twitter.com/VersarInc
https://www.facebook.com/VersarInc
http://www.linkedin.com/company/38251

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 1, 2016, as updated from time to time in the Company’s periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:

Karin Weber                                            Robert Ferri
M&A, Investor Relations Manager        Robert Ferri Partners
Versar, Inc.                                              (415) 575-1589
(703) 642-6706                                        robert.ferri@robertferri.com
kweber@versar.com

For more information, please contact Investor Relations at:
6850 Versar Center, Suite 201 Springfield, VA 22151 703.642.6706 InvestorRelations@versar.com